Exhibit 10.22

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call/ Coll	Account	Officer	Initials
$5,000,000.00	02-10-2020	05-10-2021		8100		403

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	Lodging Fund REIT Ill OP, LP 1635 43rd Street South, Suite 205 Fargo, ND 58103				Lender:	Western State Bank West Fargo P.O. Box 617 755 13th Ave E West Fargo, ND 58078

Principal Amount: $5,000,000.00	Date of Agreement: May 6, 2021

DESCRIPTION  OF EXISTING INDEBTEDNESS.   Promissory  Note number xxxxxxx dated February  10,  2020 in the original amount of

$5,000,000.00 (Revolving Line of Credit) with a current principal balance of $0.00.

DESCRIPTION OF CHANGE IN TERMS.

1.. CHANGE OF MATURITY  DATE. Extend the maturity date of  the above  listed Promissory  Note from May 10,  2021 to May 10,  2022,  at which time all outstanding principal plus all accrued unpaid interest will be due.

2.PAYMENT SCHEDULE. Borrower will continue to pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning June 10, 2021, with all subsequent interest payments to be due on the same day of each month after that.

3.	ADD INTEREST FLOOR RATE. An interest floor rate of 4.00% will be added effective the date of this agreement.

4 , CONDITIONS  PRECEDENT. As  a Condition Precedent  to  the effectiveness of  this Change in  Terms Agreement,  Borrower agrees to  pay lender a processing fee of $150 .00, modification recording fee of $66.00 and lien search fee of $30.30 .

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in  full force and effect.  Consent by  Lender to  this Agreement  does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms.  Nothing in this Agreement  will constitute  a satisfaction  of  the obligation(s).   It is the intention of  Lender to  retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation  makers,  will not be released by virtue of  this Agreement.  If  any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNO RSTOOO ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

CHANGE IN TERMS SIGNERS:

LODGING FUND REIT III OP, LP

LODGING FUND REIT III INC., General partner of lodging fund REIT III OP, LP

By:	/s/ Corey R. Maple
Corey R. Maple, Chief Executive Officer of Lodging Fund REIT III, Inc.

x	/s/ Corey R. Maple
Corey R. Maple

LODGING FUND REIT III INC

By:	/s/ Corey R. Maple
Corey R. Maple, Chief Executive Officer of Lodging Fund REIT III, Inc.

CHANGE IN TERMS AGREEMENT
Loan	(Continued)	Page 2

LENDER:

WESTERN STATE BANK

X	/s/ Ryan Rued
Ryan Rued, VP/Business Banking Officer

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